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                                    EXHIBIT 5

             OPINION AND CONSENT OF BROBECK, PHLEGER & HARRISON LLP



                                 March 27, 2001



Advanced Fibre Communications, Inc.
1465 North McDowell Boulevard
Petaluma, California 94954


        Re: Advanced Fibre Communications, Inc. (the "Company") Registration Statement for Offering of an Additional 2,421,899 Shares of Common Stock
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Ladies and Gentlemen:

               We have acted as counsel to Advanced Fibre Communications, Inc., a Delaware corporation (the "Company") in connection with the registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of an additional 2,421,899 shares of the Company's common stock (the "Shares") for issuance under the Company's 1996 Stock Incentive Plan (the "Incentive Plan").

               This opinion is being furnished in accordance with the requirements of Item 8 of Form S-8 and Item 601(b)(5)(i) of Regulation S-K.

               We have reviewed the Company's charter documents and the corporate proceedings taken by the Company in connection with the Incentive Plan. Based on such review, we are of the opinion that, if, as and when the Shares are issued and sold (and the consideration therefor received) pursuant to the (a) provisions of option agreements duly authorized under the Incentive Plan and in accordance with the Registration Statement or (b) duly authorized direct stock issuances effected under the Incentive Plan and in accordance with the Registration Statement, such Shares will be duly authorized, legally issued, fully paid and nonassessable.

               We consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement.

               This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Incentive Plan or the Shares.



                                            Very truly yours,

                                            /s/ BROBECK, PHLEGER & HARRISON LLP
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                                            BROBECK, PHLEGER & HARRISON LLP